Exhibit 99.1

Analog Devices Raises Third Quarter Fiscal 2020 Guidance

NORWOOD, Mass. – July 13, 2020 – Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today provided updated financial guidance for the third quarter of fiscal 2020.

ADI narrowed and raised its financial guidance for the third quarter of fiscal 2020. ADI currently anticipates revenue of approximately $1.45 billion, +/- $30 million. This compares to previous guidance of $1.32 billion, +/- $70 million, provided on May 20, 2020. At the midpoint of this revenue outlook, ADI expects reported EPS to be $0.91, +/- $0.07, and adjusted EPS to be $1.33, +/- $0.05. This compares to previous guidance for reported EPS of $0.72, +/- $0.11, and adjusted EPS of $1.08, +/- $0.11.

The guidance increase is driven by better than expected demand across ADI’s end markets with particular strength in Communications and Industrial. This upside in demand has resulted in less cancellations and higher than anticipated backlog conversion.

While ADI is encouraged by the continued resiliency of its business model, the shape of the economic recovery remains uncertain and near-term visibility is limited. ADI will provide financial guidance for its fourth quarter of fiscal 2020 on its third quarter earnings call on Wednesday, August 19.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.

The non-GAAP financial measures referenced by ADI in this release include: adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, and adjusted diluted earnings per share (EPS).

Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; and acquisition-related transaction costs3 which are described further below.

Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 which are described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.

Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; restructuring related expense2; acquisition-related transaction costs3; and tax related items4 which are described further below.

1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations, and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, other accelerated stock-based compensation expense and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.

3Acquisition-Related Transaction Costs: Costs directly related to certain acquisitions, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.

4Tax-Related Items: Income tax effect of the non-GAAP items discussed above and income tax from certain discrete tax items. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, tax rate, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products, expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the uncertainty as to the extent of the duration, scope and impacts of the COVID-19 pandemic, political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; our ability to successfully integrate acquired businesses and technologies; the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all; adverse results in litigation matters; and the risk that we will be unable to retain and hire key personnel. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

ANALOG DEVICES, INC.

RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS

(Unaudited)

Three Months Ending August 1, 2020
	Reported	Adjusted
Revenue	$1.45 Billion	$1.45 Billion
	(+/- $30 Million)	(+/- $30 Million)

Tax rate	6% to 8%	10% to 12% (1)
Earnings per share	$0.91	$1.33 (2)
	(+/- $0.07)	(+/- $0.05)

(1)

At the midpoint, includes $26 million of tax provision associated with the adjustments for acquisition related expenses, restructuring related expenses, and acquisition related transaction costs excluded from our Adjusted income before tax and approximately $10 million of income tax benefit from certain discrete tax items.

(2)

At the midpoint, includes $0.42 of adjustments related to the net impact of $0.42 of acquisition related expenses, $0.10 of restructuring related expenses and acquisition related transaction costs, $0.07 of tax effects on those items as well as $0.03 of income tax benefit from certain discrete tax items.

(ADI-WEB)

Investor Contact:

Analog Devices, Inc.

Mr. Michael Lucarelli

Sr. Director of Investor Relations

781-461-3282

investor.relations@analog.com

Media Contact:

Teneo

Ms. Andrea Calise

917-826-3804

andrea.calise@teneo.com

Ms. Andrea Duffy

646-984-0240

andrea.duffy@teneo.com